UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 27, 2018, Park Hotels & Resorts Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). Stockholders voted as follows on the proposals presented for a vote, each such proposal which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 30, 2018.

Proposal 1.  Election of Directors

The Company’s stockholders elected the eight persons listed below to serve as directors until the 2019 annual meeting of stockholders and until their successors have been duly elected and qualify, based upon the following votes:

	For	Against	Withheld	Broker Non-Votes
Thomas J. Baltimore, Jr.	173,996,685	—	8,744,963	7,801,628
Gordon M. Bethune	180,097,962	—	2,643,686	7,801,628
Patricia M. Bedient	180,946,318	—	1,795,330	7,801,628
Geoffrey Garrett	181,525,126	—	1,216,522	7,801,628
Christie B. Kelly	181,134,830	—	1,606,818	7,801,628
Sen. Joseph I. Lieberman	180,923,410	—	1,818,238	7,801,628
Timothy J. Naughton	158,512,422	—	24,229,226	7,801,628
Stephen I. Sadove	180,303,410	—	2,438,238	7,801,628

Proposal 2.   Advisory Vote to Approve Compensation of Named Executive Officers

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
175,006,762	7,307,790	427,096	7,801,628

Proposal 3.  Ratification of the Appointment of Ernst & Young LLP

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 based upon the following votes:

For	Against	Abstain	Broker Non-Votes
190,127,016	371,175	45,085	--

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: April 30, 2018	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer